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                                                                   EXHIBIT 10.6



                                 June ___, 1998


OCM Principal Opportunities Fund, L.P.
c/o Oaktree Capital Management, LLC
550 South Hope Street
Suite 2200
Los Angeles, California  90071

                         Re: Standby Purchase Commitment

Gentlemen:

         EXCO Resources, Inc., a Texas corporation (the "COMPANY"), hereby confirms its agreement with Oaktree Capital Management, LLC, on behalf of OCM Principal Opportunities Fund, L.P. (the "PURCHASER") as follows:

         1.ab Offering of Rights to Purchase Common Stock. As described in that certain Prospectus (herein so called) of the Company, dated June __, 1998, the Company distributed (the "RIGHTS OFFERING") to all of its recordholders of Common Stock, par value $0.02 per share (the "COMMON STOCK"), the right (each a "RIGHT" and collectively, the "RIGHTS") to purchase authorized but unissued shares of Common Stock at an exercise price of $____ per share (the "EXERCISE PRICE"). The shares of Common Stock which are issuable upon exercise of the Rights are herein called the "RIGHTS SHARES." All unexercised Rights will expire at the close of business 45 days after the effective date of the Rights Offering (the "EXPIRATION DATE").

         One of the components of the Rights Offering is a standby commitment (the "STANDBY COMMITMENT") to exercise any Rights which have not been exercised at or prior to the close of business on the Expiration Date. By agreement dated June ___, 1998 (the "STANDBY AGREEMENT"), Ares Management, L.P., on behalf of Ares Leveraged Investment Fund, L.P. ("ARES") agreed to assume the Standby Commitment for a minimum of one million (1,000,000) shares and a maximum of two million (2,000,000) shares. It is anticipated that there will be additional unexercised Rights which Purchaser desires to acquire and exercise pursuant to the Standby Commitment. Subject to the terms and conditions hereinafter set forth, Purchaser hereby assumes a portion of the Standby Commitment and agrees to exercise one million (1,000,000) Rights which would otherwise expire unexercised on the Expiration Date at a price equal to the Exercise Price. The shares of Common Stock purchased pursuant to this Agreement are hereinafter referred to as the "OCM STANDBY SHARES."



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         2.  Representations and Warranties of the Company. The Company
represents, warrants and agrees that:

                  (a) The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith has timely filed documents (the "EXCHANGE ACT DOCUMENTS") with the Securities and Exchange Commission (the "COMMISSION") since December 1, 1997. At the time such Exchange Act Documents were filed with the Commission, they complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "RULES AND REGULATIONS"), and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any Exchange Act Documents hereafter filed will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (b) Since the date of the Company's most recent Exchange Act Document, there is no material fact, circumstance or event with respect to the Company or any of its subsidiaries that has had or may be expected to have a material adverse effect on the business, properties, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole.

                  (c) The issued and outstanding shares of Common Stock of the Company and the shares of Common Stock issuable upon exercise of the Rights have been duly authorized. The issued and outstanding shares of Common Stock of the Company are validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. There are no issued or outstanding shares of Preferred Stock, par value $0.01 per share, of the Company. There is not any preemptive or other right to subscribe for or to purchase, or any lien, charge, encumbrance, restriction on voting or transfer of, or any other claim of any third party on, any issued and outstanding shares of Common Stock or the Rights Shares, pursuant to the Company's corporate charter or by-laws or any agreement or other instrument to which the Company is a party or by which the Company may be bound. The capitalization of the Company as of the date hereof and the anticipated capitalization of the Company after the completion of the Rights Offering are set forth in the Capitalization section of the Prospectus.

                  (d) The OCM Standby Shares will, when issued and sold to the Purchaser as contemplated hereby, be validly authorized, issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof and will conform to the description of the Common Stock contained in the Exchange Act Documents.

                  (e)  Each Right is convertible into one share of Common Stock.



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                  (f)  As of the close of business on the second business day preceding the date hereof, there were 594,336 shares of Common Stock outstanding; the exercise of all the Rights has been duly authorized by the Company.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company, constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms. No further approval or authorization of the shareholders or the Board of Directors of the Company or any other entity will be required for the issuance and sale of Common Stock referred to in subparagraph (d) above. Neither such issuance nor the consummation of any other transactions herein contemplated will result in a breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company, which breach or default might be expected to have a material adverse effect on such Common Stock, the Company or the transactions contemplated herein. Other than as contemplated herein, no person has the right to require the Company or any subsidiary of the Company to register any capital stock for offering and sale under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  (h) The Company and its subsidiary each have been duly incorporated and each is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiary taken as a whole). The Company and its subsidiary each have the corporate power and authority and holds all valid permits and other required authorizations from governmental authorities necessary to carry on business as now conducted and as to be conducted on the Delivery Date (as hereinafter defined) except such permits and authorizations that are not singly or in the aggregate, material to the Company and its subsidiary taken as a whole; neither entity has received any notice relating to the revocation or modification of any such permits or authorizations that are singly or in the aggregate material to the Company and its subsidiary taken as a whole.

                  (i) Except as described in the Exchange Act Documents, there is no action, suit or proceeding pending before any court, arbitrator or governmental body, nor, to the knowledge of the Company, is any such action threatened, which (i) might affect the consummation of the transactions contemplated by this Agreement, (ii) is required to be disclosed under the Exchange Act or the Rules and Regulations or, in the case of any threatened action, would be required to be so disclosed if such action were pending or (iii) would be likely to result in any material adverse change in the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.

         3. Representations and Warranties of Purchaser. The Purchaser represents and warrants that it is purchasing the OCM Standby Shares for its own account and not with any intention of selling or transferring the OCM Standby Shares in violation of the Securities Act,



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subject, nevertheless, to the understanding that the disposition of Purchaser's property shall at all times be and remain within Purchaser's control.

         4. Purchase, Delivery and Payment of Conversion Shares. Purchaser agrees to purchase from the Company the OCM Standby Shares at a purchase price equal to the aggregate applicable Exercise Price of the OCM Standby Shares.

             Delivery and payment of the OCM Standby Shares shall be made at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas, at 9:00 a.m., Dallas time, on ______________, 1998, or on such later date (but not later than three business days after the Expiration Date) as may be specified by written notice from the Purchaser to the Company given not more than two business days prior to the Expiration Date (such delivery and payment date being the "DELIVERY DATE"). The date and time for such delivery and payment are herein sometimes referred to as the Delivery Date. On the Delivery Date, the Company shall deliver to the Purchaser certificates for the OCM Standby Shares against payment of the purchase price therefor by wire transfer to an account designated by the Company to the Purchaser at least one business day prior to the Delivery Date. Such certificates shall be registered in such name or names and in such number of shares of Common Stock as the Purchaser shall request in writing not less than two full business days prior to the Delivery Date. For purposes of expediting the checking and packaging of the certificates to be so delivered, the Company shall make such certificates available for inspection by the Purchaser in Dallas, Texas, not later than 5:00 p.m., Dallas time, on the business day prior to the Delivery Date.

         5.  Further Agreements of the Company. The Company agrees:

             (a) To timely file all documents, and any amendments of previously filed documents, required to be filed by it pursuant to Section 13, 14 or 15(d) of the Exchange Act;

             (b) To direct the Transfer Agent to advise you daily of the number of Rights exercised for Common Stock on the preceding day;

             (c) To take no action the effect of which would be to require an adjustment in the Exercise Price of the shares of Common Stock from the present price set above; and

             (d) As soon as practicable after the completion of the Rights Offering and Purchaser's purchase of the OCM Standby Shares pursuant to this Agreement, the Company will take all necessary actions (including solicitation of consent from shareholders, if necessary) to increase the number of directors of the Company's Board of Directors such that the Purchaser may designate one additional director to serve on the Board (the "PURCHASER'S DESIGNEE"), which designation shall be reasonably acceptable to the Company. As long as the Purchaser owns at least ten percent (10%) of the Company's issued and outstanding Common Stock, the Purchaser shall have the right to nominate the Purchaser's Designee to the Company's Board of Directors.



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         6.  Conditions of the Purchaser's Obligations. The obligations of the
Purchaser hereunder are subject to the accuracy in all material respects, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

             (a) The legality and sufficiency of the exercise of the Rights for shares of Common Stock, the validity and form of the certificates representing the Common Stock deliverable to the Purchaser hereunder, all corporate proceedings and other legal matters incident to the foregoing and to the authorization, form and validity of this Agreement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Purchaser and its counsel and the Company shall have furnished to such counsel all documents and information that such counsel shall reasonably request to enable them to pass upon such matters.

             (b) The number of unexercised Rights which are subject to this Agreement shall be no less than one million (1,000,000) shares.

             (c) The Company shall have furnished such additional documents and certificates as the Purchaser or its counsel may reasonably request.

             (d) The Purchaser shall have no obligation to purchase any OCM Standby Shares unless and until:

                 i. Douglas H. Miller purchases a minimum of 250,000 shares pursuant to the Rights he receives in the Rights Offering;

                 ii. At least two million (2,000,000) shares are purchased pursuant to the Rights Offering (inclusive of shares purchased by Douglas H. Miller, but exclusive of shares purchased by Ares); and

                 iii. Ares shall have purchased at least one million (1,000,000)
                      shares pursuant to the terms of the Standby Agreement and any additional shares required to be purchased by Ares thereunder.

             (e) On the Delivery Date, the Company shall have furnished to the Purchaser a certificate dated the Delivery Date, signed by the Company's counsel, to the effect that the signer of such certificate has examined the Exchange Act Documents and that, in his opinion, (i) as of the date of the Exchange Act Documents, the statements made in the Exchange Act Documents were true and correct, and none of the Exchange Act Documents omits to state a material fact required to be stated therein or necessary in



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         order to make the statements therein not misleading in light of the circumstances under which they were made, (ii) since the date of the Exchange Act Documents no event has occurred which should have been set forth in an amendment of or supplement to the Exchange Act Documents but which has not been so set forth, (iii) neither the Company nor any of its subsidiaries has any material contingent obligation which is not disclosed in the Exchange Act Documents and (iv) the representations and warranties of the Company herein are true and correct as of the Delivery Date, the Company has complied with all its agreements contained herein and the conditions on its part to be fulfilled set forth herein have been fulfilled.

         7. Notices. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Purchaser. Any notice to the Purchaser shall be sufficient if given in writing by telecopy, overnight courier service or personal delivery addressed to Oaktree Capital Management, LLC, on behalf of OCM Principal Opportunities Fund, L.P. (telecopy (213) 694-1593), attention of Vincent J. Cebula; and any notice to the Company shall be sufficient if given in writing by telecopy, overnight courier service or personal delivery addressed to the Company at EXCO Resources, Inc., 5735 Pineland Drive, Suite 235 (telecopy (214) 368-2087), attention of Douglas H. Miller.

         8. Effective Date of Termination. This Agreement may not be terminated except by the written agreement of the Purchaser and the Company.

             If the Company shall fail to deliver the OCM Standby Shares to the Purchaser for any reason permitted under this Agreement or if the Purchaser shall decline to purchase the OCM Standby Shares for any reason permitted under this Agreement, the Company shall reimburse the Purchaser for the reasonable fees and expenses of its counsel incurred in connection with this Agreement and the proposed purchase of the OCM Standby Shares, and upon demand the Company shall pay the full amount thereof to the Purchaser; provided, however, that if this Agreement is terminated by notice from the Purchaser pursuant to the second clause of the prior sentence, the Company shall not be obligated to reimburse the Purchaser on account of these expenses. The Company shall not be liable to the Purchaser under any circumstances for damages on account of the loss of anticipated profits from the sale of OCM Standby Shares. In any event, the Company shall pay its own expenses.

         9. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Purchaser within the meaning of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.


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         10.  Certain Definitions. For purposes of this Agreement, (a)
"BUSINESS DAY" means any day on which the New York Stock Exchange is open for trading and "CLOSE OF BUSINESS" means 5:00 p.m., Dallas time, and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

         11. Governing Law; Counterparts. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.


              If the foregoing correctly sets forth the agreement between the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

                                      Very truly yours,

                                      EXCO RESOURCES, INC.



                                      By:
                                           ------------------------------------
                                           Douglas H. Miller
                                           Chairman and Chief Executive Officer

Accepted and agreed to this ____
day of June, 1998.

OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

By:  OAKTREE CAPITAL MANAGEMENT, LLC
     its General Partner


By:
     --------------------------------------
     Bruce Karth, President


By:
     --------------------------------------
     Vincent J. Cebula, Managing Director




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